Form 12b-25

             U.S. SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549

                                                  Commission File
No.
                                                   0-18866

                                                  CUSIP Number
                                                  320940109

                   NOTIFICATION OF LATE FILING

                          ( Check One )
[  ] Form 10-KSB    [  ] Form 11-K [   ] Form 20-F     [ X ] Form
10-QSB    [   ] Form N-SAR

     For Period Ended:  September 30,1996

     Read Attached Instruction Sheet Before Preparing Form.
Please Print or Type.

     Nothing in this form shall be construed to imply that the Commission has verified any information contained herein.


If the notification relates to a portion of the filing checked above, identify the Item(s) to which the notification relates:
n/a

Part I - Registrant Information

Full Name of Registrant:           First National Entertainment
Corp.

Address of Principal Executive Office:  600 Enterprise Drive,
Suite 109
City, State and Zip Code:               Oak Brook, Illinois
60521

Part II - Rules 12b-25 (b) and (c)

If the subject report could not be filed without unreasonable effort or expense and the registrant seeks relief pursuant to Rule 12b-25 (b), the following should be completed. (Check box if appropriate)

[ X ]     (a)  The reasons described in reasonable detail in Part
III of this form could not be eliminated without unreasonable effort or expense;

[    ]    (b)  The subject annual report or semi-annual
report/portion thereof will be filed on or before the fifteenth calendar day following the prescribed due date; or the subject quarterly report/portion thereof will be filed on or before the fifth calendar day following the prescribed due date; and

[    ]    (c)  The accountant's statement or other exhibit
required by Rule 12b-25 (c) has been attached if applicable.




Part III - Narrative

State below in reasonable detail the reasons why the form 10-KSB, 11-K, 20-F, 10-Q or N-SAR or portion thereof could not be filed within the prescribed time period.

The Company is awaiting final sales data for the first quarter from its major distributor, Republic Pictures. It is the Company's belief that the sales amounts will be material to the financial statements included in the Company's annual report on form 10-QSB. However, an estimate of the effect cannot be determined without the sales data for this period. Republic Picutres is contractually required to furnish the Company with such sales data by the fourteenth day of November, 1996. The Company will diligently pursue resolution of this matter.



Part IV - Other Information


(1) Name and telephone number of person to contact in regard to this notification:
     Stephen J. Denari,  (630) 573-8209

(2) Have all other periodic reports required under section 13 or 15 (d) of the Securities and Exchange Act of 1934 or section 30 of the Investment Company Act of 1940 during the preceding 12 months or for such shorter period that the registrant was required to file such report(s) been filed? If the answer is no, identify report(s).

          [ X ]  Yes               [   ]  No

(3) Is it anticipated that any significant change in results of operations from the corresponding period for the last fiscal year will be reflected by the earnings statements to be included in the subject report or portion thereof?

          [   ]  Yes                    [ X ]   No

If so, attach an explanation of the anticipated change, both narratively and quantitatively, and, if appropriate, state the reasons why a reasonable estimate of the results can not be made.



               FIRST NATIONAL ENTERTAINMENT CORP.
          (Name of Registrant as specified in charter)

has caused this notification to be signed on its behalf by the undersigned thereunto duly authorized.


Date:     November 13, 1996             By:
___________________________________
                                   Stephen J. Denari, President